UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D.C. 20549


                         FORM 8-K


                      CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 20, 2004



                          CPI CORP.
     (Exact name of registrant as specified in its charter)



                           Delaware
         (State or Other Jurisdiction of Incorporation)



            0-11227                       43-1256674
    (Commission file Number)    (IRS Employer Identification No.)



1706 Washington Avenue, St. Louis, Missouri        63103-1790
 (Address of principal executive offices)	   (Zip code)


Registrants' telephone number, including area code: (314)231-1575



(Former name or former address, if changes since last report): Not Applicable













ITEM 5.	OTHER EVENTS

A. On April 20, 2004, CPI Corp. issued the following press release announcing that James R. Clifford resigned from its Board of Directors.


       CPI CORP.
       NEWS FOR IMMEDIATE RELEASE FOR RELEASE APRIL 20, 2004

       FOR FURTHER INFORMATION CONTACT:

       NAME: Jane Nelson      		  FROM: CPI Corp.
       ADDRESS: 1706 Washington Avenue    CITY: St. Louis
       STATE, ZIP: Missouri  63103     	  TELEPHONE: (314)231-1575



                         FOR FURTHER INFORMATION
                         AT FINANCIAL RELATIONS BOARD
                         Diane Hettwer, Chicago 312/640-6760



       St. Louis, MO., April 20, 2004-CPI Corp. (NYSE:CPY) today announced that James R. Clifford resigned from its Board of Directors. Mr. Clifford joined the Company's Board on
       July 31, 2002 and chaired the Company's Audit Committee.

            J. David Pierson, Chairman of the Board and CEO, said, "Jim has consistently provided thoughtful, independent and wise guidance during his tenure on our Board. We are grateful for his distinguished service."

            James J. Abel, Executive Vice President and CFO of The Lamson & Sessions Co., has been elected by the Board of Directors to succeed Mr. Clifford as chair of CPI's Audit
       Committee.

            CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and in Mexico in Soriana and its City Club format. The Company also provides mobile photography services in the United States to childcare centers, sports associations and events through Every Day Expressions (TM). In addition, the Company operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via e-mail and order additional portraits and products.













                              SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  CPI CORP.
                                  ______________________________
                                  (Registrant)



                               By: /s/ J. David Pierson
                                   _____________________________
                                   J. David Pierson
                                   Chairman of the Board of
                                   Directors, President and Chief
                                   Executive Officer


Dated: April 22, 2004